PRESS RELEASE
For Immediate Release
  Consolidated-Tomoka Land Co.

Date:                           October 27, 2011
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	(386) 274-2202
Facsimile:	(386) 274-1223

CONSOLIDATED TOMOKA REPORTS THIRD QUARTER RESULTS

DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (NYSE Amex-CTO) today reported a net loss of $4,217,992 or $0.74 loss per basic share and a loss before depreciation, amortization and deferred taxes (EBDDT) of $6,512,375 or $1.14 per share for the quarter ended September 30, 2011.  The comparable numbers for the third quarter of 2010 were a net loss of $176,993 or $0.03 loss per basic share and EBDDT of $1,789,261 or $0.31 per share.  For the nine months ended September 30, 2011, the net loss totaled $4,158,115 or $0.73 loss per basic share, compared with net loss of $692,345 or $0.12 loss per basic share in the first nine months of 2010.  EBDDT totaled a loss of $5,256,176 or $0.92 per share in 2011's first nine months, compared with EBDDT of $2,331,551 or $0.41 per share in 2010 for the same period.

EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges.  This strategy generates significant amounts of depreciation and deferred taxes.  The Company believes EBDDT is useful, along with net income, to understanding the Company’s operating results.

John P. Albright, president and chief executive officer, stated, “Given the weak real estate market environment, the Company is reducing expenses to reflect the continued soft outlook for real estate demand and has reevaluated appropriate carrying values of certain assets.  The Company’s cost basis of $2,606,412 for the 317 acres that were foreclosed upon by the Company in 2009 was written off due to recent increases in assessments and carrying costs associated with these parcels relative to the current market environment.  In addition, the Company has written down the carrying value of the LPGA International golf operations by $4,012,476 to $2,500,000 due to the continuing losses of this operation, next year’s scheduled lease escalation, and the weak golf pricing environment.   The Company is focused on improving operating performance for the golf operations while operating in a challenging environment.  The Company is also addressing the losses associated with its hay operations by reducing expenses and selling some of the related equipment.

Additionally, the Company is reviewing its income property portfolio for potential asset sales which are not expected to occur until the first half of 2012, while also looking to make net new investments in income producing investments.  In September, the inspection period on an eight-year oil exploration lease covering approximately 136,237 net acres was completed and a $913,657 first year bonus payment was received.  Also during the quarter, deposits totaling $100,000 related to a contract to sell the former Barnes & Noble property in Lakeland Florida for $2.9 million became non-refundable.

The Company sold the majority of its investment security portfolio and repaid debt during the quarter.  As a result, the Company has $11,811,482 of debt, which is a reduction of $5,181,422 from the previous quarter.

In Daytona Beach, Walgreen Co. occupied its 3,840 square-foot training facility in the Mason Commerce Center in September.  The Florida Department of Revenue received its certificate of occupancy in the Mason Commerce Center for 19,200 square feet of lease space, and is scheduled to take occupancy on or about November 1, bringing total occupancy for Mason Commerce Center to 94%.”

Consolidated-Tomoka Land Co. is a Florida-based company primarily engaged in converting Company owned agricultural lands into a portfolio of net lease income properties strategically located in the Southeast, through the efficient utilization of 1031 tax-deferred exchanges.  The Company has low long-term debt and generates over $9 million annually before tax cash flow from its real estate portfolio.  The Company also engages in selective self-development of targeted income properties. The Company’s adopted strategy is designed to provide the financial strength and cash flow to weather difficult real estate cycles.  Visit our website at www.ctlc.com.

“Safe Harbor”

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the quarter ended December 31, 2011, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; the impact of a prolonged recession or further downturn in economic conditions; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; the loss of any major income property tenants; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Disclosures in this press release regarding the Company’s third quarter financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-Q for the quarter ended September 30, 2011.  The financial information in this release reflects the Company’s preliminary results subject to completion of the quarterly review process.  The final results for the quarter may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

This release refers to certain non-GAAP financial measures.  As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

RESULTS OF OPERATIONS NEWS RELEASE

	QUARTER ENDED
	SEPTEMBER 30	SEPTEMBER 30
	2011	2010

REVENUES	$3,483,101	$3,416,026

NET LOSS	$(4,217,992)	$(176,993)

BASIC & DILUTED LOSS PER SHARE:
NET LOSS	$(0.74)	$(0.03)

	NINE MONTHS ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
	2011	2010

REVENUES	$11,368,154	$9,803,966

NET LOSS	$(4,158,115)	$(692,345)

BASIC & DILUTED LOSS PER SHARE:
NET LOSS	$(0.73)	$(0.12)

RECONCILIATION OF NET LOSS TO EARNINGS (LOSS) BEFORE
DEPRECIATION, AMORTIZATION AND DEFERRED TAXES (EBDDT)

	QUARTER ENDED
	SEPTEMBER 30	SEPTEMBER 30
	2011	2010
NET LOSS	$(4,217,992)	$(176,993)

ADD BACK:

DEPRECIATION & AMORTIZATION	647,100	686,231

DEFERRED TAXES	(2,941,483)	1,280,023

EARNINGS (LOSS) BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$(6,512,375)	$1,789,261

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,724,147	5,723,980

BASIC EBDDT PER SHARE	$(1.14)	$0.31

	NINE MONTHS ENDED
	SEPTEMBER 30	SEPTEMBER 30
	2011	2010
NET LOSS	$(4,158,115)	$(692,345)

ADD BACK:

DEPRECIATION & AMORTIZATION	1,940,411	2,066,031

DEFERRED TAXES	(3,038,472)	957,865

EARNINGS(LOSS) BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$(5,256,176)	$2,331,551

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,724,089	5,723,733

BASIC EBDDT PER SHARE	$(0.92)	$0.41

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A MEASURE OF OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER, THAT EBDDT PROVIDES RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION, AND THE CHANGE IN DEFERRED INCOME TAXES TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

CONSOLIDATED BALANCE SHEETS

	(UNAUDITED)
	SEPTEMBER 30	DECEMBER 31,
	2011	2010
ASSETS
Cash	$166,015	$337,617
Investment Securities	476,692	4,939,625
Refundable Income Taxes	--	29,351
Land and Development Costs	24,563,912	27,047,317
Intangible Assets	3,980,154	4,167,478
Other Assets	8,041,159	8,192,705
	$37,227,932	$44,714,093

Property, Plant, and Equipment:
Land, Timber, and Subsurface Interests	15,065,687	14,770,388
Golf Buildings, Improvements, and Equipment	2,500,000	11,823,081
Income Properties Land, Buildings, and Improvements	121,636,057	119,935,128
Other Building, Equipment, and Land Improvements	2,666,572	3,262,345
Construction in Progress	$972,594	$346,968
Total Property, Plant, and Equipment	142,840,910	150,137,910
Less, Accumulated Depreciation, and Amortization	(12,475,191)	(17,093,053)
Net - Property, Plant, and Equipment	$130,365,719	$133,044,857

TOTAL ASSETS	$167,593,651	$177,758,950

LIABILITIES
Accounts Payable	214,712	1,046,581
Accrued Liabilities	8,213,787	7,216,039
Accrued Stock Based Compensation	510,535	761,827
Pension Liability	836,178	791,941
Income Taxes Payable	180,998	--
Deferred Income Taxes	32,148,019	35,093,214
Notes Payable	$11,811,482	$15,249,248

TOTAL LIABILITIES	$53,915,711	$60,158,850

SHAREHOLDERS' EQUITY
Common Stock	5,724,147	5,723,980
Additional Paid in Capital	5,365,841	5,164,102
Retained Earnings	103,534,725	107,807,321
Accumulated Other Comprehensive Loss	$(946,773)	$(1,095,303)

TOTAL SHAREHOLDERS' EQUITY	$113,677,940	$117,600,100

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$167,593,651	$177,758,950

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